EXHIBIT 10.1

AMENDMENT OF SHARE EXCHANGE AGREEMENT BETWEEN

ADVECO GROUP INC.

& SUNNYTASTE GROUP INC.

This amendment is set to amend WHEREAS, Section 1.02 and Schedule A listed in the SHARE EXCHANGE AGREEMENT (hereinafter referred as SEA) signed between Adveco Group Inc., a Nevada corporation (hereinafter referred to as “ADVV”), and Sunnytaste Group Inc., a Republic of Seychelles business company (“SUNNYTASTE GROUP”) on 10 day of May, 2018.

The previous WHEREAS of the SEA was stated as follow:

“WHEREAS, ADVV desires to acquire 100% of the issued and outstanding equity securities of STGI (the “STGI Shares”) from the Stockholder in exchange (the “Exchange”) for the issuance by ADVV to the Stockholders in the aggregate of 427,568,548 newly issued shares of ADVV, and in the individual amounts as set forth on Schedule A. The Stockholders desire to exchange the 400,000,000 Shares for such newly issued shares of ADVV on the terms described herein;”

The WHEREAS of the SEA will be amended as follow:

“WHEREAS, ADVV desires to acquire 100% of the issued and outstanding equity securities of STGI (the “STGI Shares”) from the Stockholder in exchange (the “Exchange”) for the issuance by ADVV to the Stockholders in the aggregate of 427,568,548 newly issued shares of ADVV, and in the individual amounts as set forth on Schedule A. The Stockholders desire to exchange the 420,000,000 Shares for such newly issued shares of ADVV on the terms described herein;”

The previous Section 1.02 of the SEA was stated as follow:

“Section 1.02 Authorized Shares. The number of shares which STGI is authorized to issue consists of 400,000,000 shares of a single class, no par value per share. There are 400,000,000 shares currently of STGI issued and outstanding. The issued and outstanding shares of STGI are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.”

The Section 1.02 of the SEA will be amended as follow:

“Section 1.02 Authorized Shares. The number of shares which STGI is authorized to issue consists of 420,000,000 shares of a single class, no par value per share. There are 420,000,000 shares currently of STGI issued and outstanding. The issued and outstanding shares of STGI are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.”

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The previous Schedule A listed in the SEA as follow:

Schedule A

Stockholders of SUNNYTASTE GROUP INC.

SUNNYTASTE GROUP Stockholders	Percentage Ownership of SUNNYTASTE GROUP	Number of Shares of STGI to be issued to SUNNYTASTE Stockholders
CHEUNG, WA	10%	42,756,855
CHENHAO DEVELOPMENT CO., LTD.	50%	213,754,274
SHENGJIE DEVELOPMENT CO., LTD.	40%	171,027,419
TOTAL:	100%	427,568,548

The Schedule A listed in the SEA will be amended as follow:

Schedule A

Stockholders of SUNNYTASTE GROUP INC.

SUNNYTASTE GROUP Stockholders	Percentage Ownership of SUNNYTASTE GROUP	Number of Shares of ADVV to be issued to SUNNYTASTE Stockholders
CHEUNG, WA	14.28%	61,056,788
CHENHAO DEVELOPMENT CO., LTD.	47.62%	203,608,143
SHENGJIE DEVELOPMENT CO., LTD.	38.10%	162,903,617
TOTAL:	100%	427,568,548

Both parties of the SEA agree with this amendment and agree to continue to follow all terms and conditions listed in the SEA, and will continue to finish all the necessary process states in the SEA.

Adveco, Inc.	Sunnytaste Group Inc.
Director:	Director:

Date：2018.11.26	Date: 2018.11.26

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